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                                                                     Exhibit 23b




CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

SOUTHSIDE BANCSHARES CORP.
EMPLOYEE STOCK OWNERSHIP PLAN
WITH 401(k) PROVISIONS
ST. LOUIS, MISSOURI


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Number 33-00579) of our report dated May 21, 1999, relating to the financial statements of Southside Bancshares Corp. Employee Stock Ownership Plan with 401(k) Provisions appearing in the Plan's Annual Report on Form 11-K for the years ended December 31, 1998 and 1997.



                                        /s/ Hopkins & Howard, PC
                                   -----------------------------------

St. Louis, Missouri
June 29, 1999